--------------------------------------------------------------------------------
EXHIBIT 99 - PRESS RELEASE DATE JANUARY 26, 2004
FOR IMMEDIATE RELEASE

ATTENTION: FINANCIAL AND BUSINESS EDITORS
--------------------------------------------------------------------------------

Contact:  Daryl R. Forsythe, CEO
          Michael J. Chewens, CFO
          NBT Bancorp Inc.
          52 South Broad Street
          Norwich, NY 13815
          607-337-6416



           NBT BANCORP ANNOUNCES QUARTERLY EARNINGS OF $11.9 MILLION;
                             DECLARES CASH DIVIDEND

     NORWICH, NY (January 26, 2004) - NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today that net income for the quarter ended December 31, 2003 was $11.9 million, or $0.36 per diluted share, up 6% from $11.2 million, or $0.34 per diluted share for the same period a year ago. The increase in net income for the quarter ended December 31, 2003 was primarily the result of a $1.6 million increase in noninterest income that was partially offset by a $0.7 million increase in noninterest expense. Annualized return on average assets and return on average equity were 1.17% and 15.47%, respectively, for the quarter ended December 31, 2003, compared with 1.21% and 15.53%, respectively, for the same period in 2002.

     Net income for the year ended December 31, 2003 was $47.1 million, or $1.43 per diluted share, up 6% compared with $45.0 million or $1.35 per diluted share for the same period in 2002. The increase in net income for the year ended December 31, 2003 was primarily the result of a $6.3 million increase in noninterest income that was partially offset by a $2.4 million decrease in net interest income and a $2.1 million increase in noninterest expense. Return on average assets and return on average equity were 1.22% and 15.90%, respectively, for the year ended December 31, 2003, compared with 1.23% and 16.13%, respectively, for the same period in 2002.

     NBT Chairman, President and CEO Daryl R. Forsythe stated, "The Company had loan growth of 12%, core deposit growth of 16%, noninterest income growth of 20% and improved asset quality in 2003. These factors aided the Company in overcoming a period of declining net interest margin and a central New York and northeastern Pennsylvania economy that has not yet regained significant momentum. Our banking franchise has become the financial service provider of choice in most of the communities we serve due primarily to a combination of financial services expertise and unparalleled customer service."

LOAN AND LEASE QUALITY AND PROVISION FOR LOAN AND LEASE LOSSES

     Nonperforming loans at December 31, 2003 were $14.8 million or 0.56% of total loans and leases compared with $26.4 million or 1.12% of total loans and leases at December 31, 2002. The Company's allowance for loan and lease losses was 1.62% of loans and leases at December 31, 2003 compared to 1.70% at December 31, 2002. The ratio of the allowance for loan and lease losses to nonperforming loans was 287.62% at December 31, 2003 compared to 152.18% at December 31, 2002. Net charge-offs to average loans and leases for the year ended December 31, 2003, were 0.27% down from 0.58% for the year ended December 31, 2002. Mr. Forsythe commented, "Our conservative credit culture has served us well as nonperforming loan levels, net charge-offs and the quality of our loan portfolio improved markedly during the year."

     For the quarter and year ended December 31, 2003, the provision for loan and lease losses totaled $3.3 million and $9.1 million, respectively, compared with the $2.5 million and $9.1 million for the same periods in 2002. The increase in the provision for the quarter ended December 31, 2003 when compared with the same period in the prior year was due primarily to strong loan growth during the last two quarters of 2003. The provision for loan and lease losses for the year ended December 31, 2003 remained relatively unchanged when compared with the same period in 2002 as improvements in credit quality were offset by significant loan growth during 2003.

NET  INTEREST  INCOME

     Net interest income was up 2% to $37.3 million for the quarter ended December 31, 2003, compared with $36.7 million for the same period a year ago. The increase in net interest income was due primarily to a 9% increase in average earning assets offset by a decline in the Company's net interest margin, which was 4.07% for the quarter ended December 31, 2003, down from 4.35% for the same period in 2002. The increase in average earning assets was due primarily to strong loan growth, as average loans were up 10% for the quarter ended December 31, 2003 when compared with the same period in 2002. Net interest income for the year ended December 31, 2003 decreased 2% to $144.4 million from $146.8 million in the same period for 2002. The Company's net interest margin was 4.16% for the year ended December 31, 2003 compared with 4.43% in 2002. The decline in net interest margin during the year and quarter ended December 31, 2003 compared with 2002 resulted primarily from earning assets repricing down at a faster rate than interest-bearing liabilities.

NONINTEREST  INCOME

     Noninterest income for the quarter ended December 31, 2003 was $10.1 million, up $1.9 million or 22% from $8.3 million for the same period in 2002. Broker/dealer and insurance revenue increased $0.6 million or 39% for the quarter ended December 31, 2003 over the same period in 2002, driven primarily by the Company's initiative to offer financial services products throughout the Bank's branch network. This initiative was implemented at the end of 2002. Income from bank owned life insurance (BOLI) increased $0.4 million for the quarter ended December 31, 2003 over the same period in the prior year resulting from the purchase of $30 million in BOLI in June 2003.

     Noninterest income for the year ended December 31, 2003 was $37.8 million, up $6.3 million or 20% from $31.5 million for the same period in 2002. Service charges on deposit accounts for the year ended December 31, 2003 increased $2.0 million or 14% over the same period in 2002. The increase in service charges on deposit accounts resulted primarily from higher revenue collected for overdraft fees and continued growth in core deposits. Broker/dealer and insurance revenue increased $1.1 million or 19%, due primarily to the previously mentioned initiative related to the sale of financial services products throughout the Bank's 111-branch network. Revenue from trust services increased $0.8 million or 25% for the year ended December 31, 2003 over the same period in 2002, due in part to higher fees collected for estate management services as well as an increase in assets under management resulting from improved stock market conditions and an increase in the number of managed asset accounts. Income from BOLI increased $0.8 million for the year ended December 31, 2003 over the same period in the prior year resulting from the previously mentioned purchase of $30 million in BOLI in June 2003. Other income increased $1.0 million or 11% primarily from increases in revenue from ATM fees and internet banking fees.

NONINTEREST  EXPENSE

     Noninterest expense for the quarter ended December 31, 2003 was $26.8 million, up $0.9 million or 4% from $25.9 million for the same period in 2002. The increase in noninterest expense resulted primarily from increases in salaries and benefits of $0.7 million and occupancy expenses of $0.4 million. The increase in salaries and benefits was driven primarily by higher salaries expense resulting from an increase in full-time-equivalent employees and merit increases. The increase in occupancy expense resulted primarily from corporate headquarter renovations.

     Noninterest expense for the year ended December 31, 2003 was $104.5 million, up $2.0 million or 2% from $102.5 million for the same period in 2002. The increase in noninterest expense was due primarily to increases in other

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operating  expense,  salaries  and  employee  benefits  and  occupancy  expense partially offset by decreases in loan collection and OREO expenses and professional fees and outside services. Other operating expense increased $1.7 million, primarily from a $0.8 million charge for the writedown of non-marketable investment securities and increased insurance costs. Salaries and employee benefits increased $1.3 million primarily from increases in full-time-equivalent employees and merit increases as well as an increase in commissions paid to the financial services sales force. Loan collection and OREO expenses decreased $1.0 million from gains on the sale of OREO and a decrease in nonperforming loans. Professional fees and outside services decreased $1.2 million primarily from a $0.4 million charge related to an adverse judgement against the Company in 2002 as well as legal fees incurred during 2002 for the recovery of deposit overdraft writeoffs.

BALANCE  SHEET

     Total assets were $4.0 billion at December 31, 2003 up $0.3 billion from $3.7 billion at December 31, 2002. Loans and leases increased $0.3 billion or 12% from $2.4 billion at December 31, 2002 to $2.6 billion at December 31, 2003. Loan growth was fueled primarily by consumer loans and residential real estate, which experienced strong growth during the second half of 2003. Total deposits were $3.0 billion at December 31, 2003, up $0.1 billion from $2.9 billion at December 31, 2002. Core deposits, which include checking, savings and money market accounts increased $0.3 billion or 16% from $1.6 billion at December 31, 2002 to $1.9 billion at December 31, 2003 offset by a $0.2 billion decrease in time deposits during the same period. Stockholders' equity was $310.0 million representing a Tier 1 leverage ratio of 6.76% at December 31, 2003 compared with $292.4 million or a Tier 1 leverage ratio of 6.73% at December 31, 2002.

DIVIDEND  DECLARED

     The NBT Board of Directors declared a quarterly cash dividend of $0.17 per share at a meeting held today. The dividend will be paid on March 15, 2004 to shareholders of record as of March 1, 2004.

CORPORATE  OVERVIEW

     NBT is a financial services holding company headquartered in Norwich, NY, with total assets of $4.0 billion at December 31, 2003. The Company primarily operates through NBT Bank, N.A., a full-service community bank with three geographic divisions and through a financial services company. NBT Bank, N.A. has 111 locations, including 44 NBT Bank offices and 27 Central National Bank offices in upstate New York and 40 Pennstar Bank offices in northeastern Pennsylvania. NBT also provides financial services products through M. Griffith,

Inc. More information about NBT's banking divisions can be found on the Internet at www.nbtbank.com, www.pennstarbank.com and www.canajocnb.com.
    ---------------   --------------------       -----------------

FORWARD-LOOKING  STATEMENTS

     This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp Inc. and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT's control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

               FINANCIAL TABLES APPEAR ON FOLLOWING PAGES (6-10).

                                                                                                                 Page 6 of 10


                                                         NBT BANCORP INC.
                                                   SELECTED FINANCIAL HIGHLIGHTS
                                                            (unaudited)

                                                                                                        NET          PERCENT
                                                                2003                2002               CHANGE         CHANGE
                                                         ------------------  ------------------  ------------------  --------
                                              (dollars in thousands, except share and per share data)

TWELVE MONTHS ENDED DECEMBER 31,
Net Income                                               $          47,104   $          44,999   $           2,105         5%
Diluted Earnings Per Share                               $            1.43   $            1.35   $            0.08         6%
Weighted Average Diluted
  Common Shares Outstanding                                     32,843,582          33,234,622            -391,040        -1%
Return on Average Assets                                              1.22%               1.23%              -0.01%       -1%
Return on Average Equity                                             15.90%              16.13%              -0.23%       -1%
Net Interest Margin                                                   4.16%               4.43%              -0.27%       -6%
=============================================================================================================================

THREE MONTHS ENDED DECEMBER 31,
Net Income                                               $          11,882   $          11,244   $             638         6%
Diluted Earnings Per Share                               $            0.36   $            0.34   $            0.02         6%
Weighted Average Diluted
  Common Shares Outstanding                                     33,070,298          32,951,311             118,987         0%
Return on Average Assets                                              1.17%               1.21%              -0.04%       -3%
Return on Average Equity                                             15.47%              15.53%              -0.06%        0%
Net Interest Margin                                                   4.07%               4.35%              -0.28%       -6%
=============================================================================================================================

=============================================================================================================================
ASSET QUALITY                                                DECEMBER 31,        DECEMBER 31,
                                                                2003                2002
                                                                ----                ----
Nonaccrual Loans                                         $          13,861   $          24,009
90 Days Past Due and Still Accruing                      $             968   $           1,976
Troubled Debt Restructuring Loans                        $               0   $             409
Total Nonperforming Loans                                $          14,829   $          26,394
Other Real Estate Owned (OREO)                           $           1,157   $           2,947
Total Nonperforming Loans and OREO                       $          15,986   $          29,341
Nonperforming Securities                                 $             395   $           1,122
Total Nonperforming Assets                               $          16,381   $          30,463
Allowance for Loan and Lease Losses                      $          42,651   $          40,167
Year-to-Date (YTD) Net Charge-Offs                       $           6,627   $          13,652
Allowance to Loans and Leases                                         1.62%               1.70%
Total Nonperforming Loans to Loans and Leases                         0.56%               1.12%
Total Nonperforming Assets to Assets                                  0.40%               0.82%
Allowance to Nonperforming Loans                                    287.62%             152.18%
Net Charge-Offs to
    YTD Average Loans and Leases                                      0.27%               0.58%
=============================================================================================================================

CAPITAL
Equity to Assets                                                      7.66%               7.85%
Book Value Per Share                                     $            9.46   $            8.96
Tangible Book Value Per Share                            $            7.94   $            7.47
Tier 1 Leverage Ratio                                                 6.76%               6.73%
Tier 1 Capital Ratio                                                  9.96%               9.93%
Total Risk-Based Capital Ratio                                       11.21%              11.18%
=============================================================================================================================

-------------------------------------------------------------------------------------------------------------------
QUARTERLY COMMON STOCK PRICE*                                   2003                2002                2001
Quarter End                                                High       Low     High        Low     High        Low
                                                           ----       ---     ----        ---     ----        ---
March 31                                                 $ 18.60    $16.76   $15.15     $13.15   $17.50     $13.25
June 30                                                   19.94      17.37    19.32      14.00    25.42**    14.30
September 30                                              21.76      19.24    18.50      16.36    17.30      13.50
December 31                                               22.78      19.50    18.60      14.76    15.99      12.55
-------------------------------------------------------------------------------------------------------------------
*historical NBT Bancorp Inc. only

**This price was reported on June 29, 2001, a day on which the Nasdaq Stock Market experienced computerized trading disruptions which, among other things, forced it to extend its regular trading session and cancel its late trading session. Subsequently the Nasdaq Stock Market recalculated and republished several closing stock prices (not including NBT Bancorp Inc., for which had reported a closing price of $19.30). Excluding trading on June 29, 2001, the high sales price for the quarter ended June 30, 2001 was $16.75.


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
                                                                                        Page 7 of 10


                                             NBT BANCORP INC.
                                      SELECTED FINANCIAL HIGHLIGHTS
                                               (UNAUDITED)

                                                                                    Net     Percent
                                                            2003        2002      Change     Change
                                                            ----        ----      ------     ------
                                                      (dollars in thousands, except
                                                        share and per share data)

BALANCE SHEET AS OF DECEMBER 31,
Loans & Leases                                           $2,639,976  $2,355,932  $284,044        12%
Earning Assets                                           $3,741,131  $3,445,235  $295,896         9%
Total Assets                                             $4,046,885  $3,723,726  $323,159         9%
Deposits                                                 $3,001,351  $2,922,040  $ 79,311         3%
Stockholders Equity                                      $  310,034  $  292,382  $ 17,652         6%
====================================================================================================

AVERAGE BALANCES
YEAR ENDED DECEMBER 31,
Loans & Leases                                           $2,474,899  $2,337,767  $137,132         6%
Securities AFS (excluding unrealized gains or losses)    $  984,620  $  947,042  $ 37,578         4%
Securities HTM                                           $   90,601  $   92,981   ($2,380)       -3%
Trading Securities                                       $      133  $      208      ($75)      -36%
Regulatory Equity Investment                             $   28,117  $   21,766  $  6,351        29%
Short-Term Interest Bearing Accounts                     $    3,225  $   12,389   ($9,164)      -74%
Total Earning Assets                                     $3,581,595  $3,412,153  $169,442         5%
Total Assets                                             $3,852,523  $3,649,072  $203,451         6%
Interest Bearing Deposits                                $2,483,026  $2,472,562  $ 10,464         0%
Non-Interest Bearing Deposits                            $  457,238  $  419,744  $ 37,494         9%
Short-Term Borrowings                                    $  190,332  $   87,039  $103,293       119%
Long-Term Borrowings                                     $  360,928  $  334,479  $ 26,449         8%
Total Interest Bearing Liabilities                       $3,034,286  $2,894,080  $140,206         5%
Stockholders' Equity                                     $  296,276  $  278,955  $ 17,321         6%
====================================================================================================

AVERAGE BALANCES
QUARTER ENDED DECEMBER 31,
Loans & Leases                                           $2,597,259  $2,360,531  $236,728        10%
Securities AFS (excluding unrealized gains or losses)    $1,018,157  $  969,024  $ 49,133         5%
Securities HTM                                           $   95,581  $   83,994  $ 11,587        14%
Trading Securities                                       $       60  $      239     ($179)      -75%
Regulatory Equity Investment                             $   35,383  $   22,314  $ 13,069        59%
Short-Term Interest Bearing Accounts                     $    2,261  $    8,842   ($6,581)      -74%
Total Earning Assets                                     $3,748,701  $3,444,944  $303,757         9%
Total Assets                                             $4,032,250  $3,686,352  $345,898         9%
Interest Bearing Deposits                                $2,485,494  $2,478,501  $  6,993         0%
Non-Interest Bearing Deposits                            $  480,141  $  433,724  $ 46,417        11%
Short-Term Borrowings                                    $  324,737  $   79,673  $245,064       308%
Long-Term Borrowings                                     $  369,712  $  348,891  $ 20,821         6%
Total Interest Bearing Liabilities                       $3,179,943  $2,907,065  $272,878         9%
Stockholders' Equity                                     $  304,915  $  287,278  $ 17,637         6%
====================================================================================================

                                                                                  Page 8 of 10


NBT BANCORP INC. AND SUBSIDIARIES                                 DECEMBER 31,   December 31,
CONSOLIDATED BALANCE SHEETS                                           2003           2002
----------------------------------------------------------------------------------------------
(in thousands)                                                    (Unaudited)

ASSETS
Cash and due from banks                                          $      125,590  $     121,824
Short term interest bearing accounts                                      2,454          2,799
Trading securities, at fair value                                            48            203
Securities available for sale, at fair value                            980,961      1,007,583
Securities held to maturity (fair value of $98,576 and $84,517           97,204         82,514
 at December 31, 2003 and December 31, 2002, respectively)
Federal Reserve and Federal Home Loan Bank stock                         34,043         23,699
Loans and leases                                                      2,639,976      2,355,932
Less allowance for loan and lease losses                                 42,651         40,167
==============================================================================================
  Net loans and leases                                                2,597,325      2,315,765
Premises and equipment, net                                              62,443         61,261
Goodwill                                                                 47,521         46,121
Intangible assets, net                                                    2,331          2,246
Bank owned life insurance                                                30,815              -
Other assets                                                             66,150         59,711
----------------------------------------------------------------------------------------------
TOTAL ASSETS                                                     $    4,046,885  $   3,723,726
==============================================================================================

LIABILITIES, GUARANTEED PREFERRED BENEFICIAL
INTERESTS IN COMPANY'S JUNIOR SUBORDINATE
DEBENTURES AND CAPITAL
Deposits:
 Demand (noninterest bearing)                                    $      500,303  $     449,201
 Savings, NOW, and money market                                       1,401,825      1,183,603
 Time                                                                 1,099,223      1,289,236
----------------------------------------------------------------------------------------------
  Total deposits                                                      3,001,351      2,922,040
Short-term borrowings                                                   302,931        105,601
Long-term debt                                                          369,700        345,475
Other liabilities                                                        45,869         41,228
----------------------------------------------------------------------------------------------
  Total liabilities                                                   3,719,851      3,414,344

Guaranteed preferred beneficial interests in
  Company's junior subordinated debentures                               17,000         17,000


Total stockholders' equity                                              310,034        292,382
==============================================================================================

TOTAL LIABILITIES, GUARANTEED PREFERRED
BENEFICIAL INTERESTS IN COMPANY'S JUNIOR
SUBORDINATE DEBENTURES AND CAPITAL                               $    4,046,885  $   3,723,726
==============================================================================================

                                                                                              Page 9 of 10


                                                                  Three months ended  Twelve months ended
NBT BANCORP INC. AND SUBSIDIARIES                                     December 31,        December 31,
CONSOLIDATED STATEMENTS OF INCOME                                   2003       2002      2003      2002
----------------------------------------------------------------------------------------------------------
(in thousands, except per share data)                                           (Unaudited)
INTEREST, FEE AND DIVIDEND INCOME:
Loans and leases                                                $     40,082  $41,598  $159,118  $167,185
Securities available for sale                                         11,311   12,329    43,851    54,404
Securities held to maturity                                              805      951     3,391     4,260
Other                                                                     84      521       938     1,373
----------------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                             52,282   55,399   207,298   227,222
----------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                              10,369   14,328    45,941    63,332
Short-term borrowings                                                    808      282     2,171     1,334
Long-term debt                                                         3,780    4,103    14,762    15,736
----------------------------------------------------------------------------------------------------------
  Total interest expense                                              14,957   18,713    62,874    80,402
----------------------------------------------------------------------------------------------------------
Net interest income                                                   37,325   36,686   144,424   146,820
Provision for loan and lease losses                                    3,322    2,546     9,111     9,073
----------------------------------------------------------------------------------------------------------
Net interest income after provision for loan and lease losses         34,003   34,140   135,313   137,747
----------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                                  1,075      860     4,041     3,226
Service charges on deposit accounts                                    4,302    4,055    15,833    13,875
Broker/dealer and insurance revenue                                    1,964    1,409     6,869     5,780
Net securities gains (losses)                                             92       26       175      (413)
Bank owned life insurance                                                403        -       815         -
Other                                                                  2,288    1,917    10,045     9,053
----------------------------------------------------------------------------------------------------------
  Total noninterest income                                            10,124    8,267    37,778    31,521
----------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                                        12,355   11,621    49,560    48,212
Office supplies and postage                                            1,028    1,206     4,216     4,446
Occupancy                                                              2,477    2,036     9,328     8,333
Equipment                                                              2,008    1,862     7,627     7,066
Professional fees and outside services                                 1,470    1,746     5,433     6,589
Data processing and communications                                     2,671    2,725    10,752    10,593
Amortization of intangible assets                                        145      164       620       774
Loan collection and other real estate owned                              636      601     1,840     2,846
Capital securities                                                       181      172       732       839
Other operating                                                        3,823    3,728    14,409    12,757
----------------------------------------------------------------------------------------------------------
  Total noninterest expense                                           26,794   25,861   104,517   102,455
----------------------------------------------------------------------------------------------------------
Income before income taxes                                            17,333   16,546    68,574    66,813
Income taxes                                                           5,451    5,302    21,470    21,814
----------------------------------------------------------------------------------------------------------
   NET INCOME                                                   $     11,882  $11,244  $ 47,104  $ 44,999
----------------------------------------------------------------------------------------------------------
Earnings Per Share:
    Basic                                                       $       0.36  $  0.34  $   1.45  $   1.36
    Diluted                                                     $       0.36  $  0.34  $   1.43  $   1.35
==========================================================================================================
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                                                                                                   Page 10 of 10


NBT BANCORP INC. AND SUBSIDIARIES                                    4Q         3Q       2Q       1Q       4Q
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME                         2003       2003     2003     2003     2002
----------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)                                               (Unaudited)
INTEREST, FEE AND DIVIDEND INCOME:
Loans and leases                                                $     40,082  $39,881  $39,540  $39,615  $41,598
Securities available for sale                                         11,311    9,871   10,864   11,805   12,329
Securities held to maturity                                              805      840      857      889      951
Other                                                                     84      196      332      326      521
----------------------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                             52,282   50,788   51,593   52,635   55,399
----------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                              10,369   10,920   12,040   12,612   14,328
Short-term borrowings                                                    808      704      370      289      282
Long-term debt                                                         3,780    3,586    3,691    3,705    4,103
----------------------------------------------------------------------------------------------------------------
  Total interest expense                                              14,957   15,210   16,101   16,606   18,713
----------------------------------------------------------------------------------------------------------------
Net interest income                                                   37,325   35,578   35,492   36,029   36,686
Provision for loan and lease losses                                    3,322    2,436    1,413    1,940    2,546
----------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan and lease losses         34,003   33,142   34,079   34,089   34,140
----------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                                  1,075      958    1,116      892      860
Service charges on deposit accounts                                    4,302    4,164    3,764    3,603    4,055
Broker/dealer and insurance fees                                       1,964    1,763    1,750    1,392    1,409
Net securities gains (losses)                                             92       18       38       27       26
Bank owned life insurance                                                403      398       14        -        -
Other                                                                  2,288    2,672    2,257    2,828    1,917
----------------------------------------------------------------------------------------------------------------
  Total noninterest income                                            10,124    9,973    8,939    8,742    8,267
----------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                                        12,355   12,486   12,060   12,659   11,621
Office supplies and postage                                            1,028    1,104    1,011    1,073    1,206
Occupancy                                                              2,477    2,143    2,182    2,526    2,036
Equipment                                                              2,008    1,909    1,944    1,766    1,862
Professional fees and outside services                                 1,470    1,421    1,240    1,302    1,746
Data processing and communications                                     2,671    2,640    2,720    2,721    2,725
Amortization of intangible assets                                        145      158      155      162      164
Loan collection and other real estate owned                              636      448      476      280      601
Capital securities                                                       181      181      179      191      172
Other operating                                                        3,823    3,493    3,881    3,212    3,728
----------------------------------------------------------------------------------------------------------------
  Total noninterest expense                                           26,794   25,983   25,848   25,892   25,861
----------------------------------------------------------------------------------------------------------------
Income before income taxes                                            17,333   17,132   17,170   16,939   16,546
Income taxes                                                           5,451    5,284    5,362    5,373    5,302
----------------------------------------------------------------------------------------------------------------
   NET INCOME                                                   $     11,882  $11,848  $11,808  $11,566  $11,244
================================================================================================================
Earnings per share:
   Basic                                                        $       0.36  $  0.36  $  0.36  $  0.36  $  0.34
   Diluted                                                      $       0.36  $  0.36  $  0.36  $  0.35  $  0.34
================================================================================================================
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